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                             STOCK OPTION AGREEMENT
                             ----------------------

1.   Identification.
     --------------

     This Stock Option Agreement (the "Option Agreement"), dated for identification purposes April 14, 1995 is made and entered into by and between MAE GP Corporation, a Delaware corporation ("MAE GP") and Angeles Mortgage Investment Trust, a California business trust ("AMIT").

2.   Recitals.
     --------

     2.1 AMIT and Insignia Financial Group, Inc., a Delaware corporation ("Insignia") and others, including affiliates of MAE GP, are parties to a lawsuit captioned Angeles Mortgage Investment Trust, et al. v. Insignia Financial Group, Inc., et al., Case No. BC 085673, now pending in the Superior Court of the State of California for the County of Los Angeles (the "Action").

     2.2 MAE GP is an affiliate of certain of the defendants named in the Action.

     2.3 In order to settle certain claims alleged in or related to the Action, AMIT, MAE GP, Insignia and certain other parties related to Insignia are entering into that certain Settlement Agreement dated November 9, 1994 (the "Settlement Agreement"), which provides, among other things, that MAE GP shall grant AMIT an option to purchase any and all AMIT Class B Shares (the "Shares") now owned or hereafter acquired by MAE GP on or before that date which is ten
(10) years after the "Effective Date" (as such term is defined in the Settlement Agreement).


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     2.4 MAE GP desires to grant to AMIT, and AMIT desires to accept, an option to purchase the Shares, on the terms and conditions set forth below.

3.   Grant of Option.
     ---------------

     3.1 MAE GP hereby grants to AMIT an option (the "Option") to purchase the Shares, on that date which is ten (10) years from the Effective Date (the "Option Exercise Date"), for a purchase price equal to (i) Ninety-Three Thousand Eight Hundred Fifty-Six Dollars ($93,856), plus (ii) any amounts paid by MAE GP (the "Acquisition Costs") to purchase AMIT Class B Shares (the "Additional Shares") in addition to the One Million Six Hundred Seventy-Five Thousand One Hundred Thirteen (1,675,113) AMIT Class B Shares currently owned by MAE GP (the "Initial Shares"), plus (iii) interest on the Acquisition Costs at an annual rate equal to six and one-half percent (6%), which interest shall commence to accrue as of the date MAE GP acquires any such Additional Shares (collectively, the "Purchase Price").

     3.2 In consideration for MAE GP's grant of the Option, AMIT shall pay to MAE GP Two Hundred Fifty Thousand Dollars ($250,000), in cash or by certified or-bank cashier's check, concurrently with the execution of this Option Agreement.

4.   Exercise of Option.
     ------------------

     4.1 Unless the Additional Shares are acquired from AMIT, MAE GP shall deliver written notice to AMIT following MAE GP's acquisition of Additional Shares any time prior to the Option Exercise Date, which notice shall be delivered within fifteen (15) business days of such acquisition, and which notice shall specify the date of acquisition of the Additional Shares, the number of Additional Shares which MAE GP acquired, the Acquisition Costs for the

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Additional Shares, and the total number of Shares owned by MAE GP following such acquisition.

     4.2 If AMIT desires to exercise the Option, it shall do so by delivery of written notice thereof (the "Option Notice") to MAE GP on or before that date which is thirty (30) days prior to the Option Exercise Date, which notice shall specify the date on which the purchase and sale shall occur, which date shall be on or after the Option Exercise Date, but in no event later than thirty (30) days following the Option Exercise Date (the "Closing Date").

     4.3 If AMIT elects to exercise the Option as specified in the Option Notice, then MAE GP shall sell the Shares specified in the Option Notice to AMIT, and AMIT shall purchase the Shares from MAE GP, on the Closing Date.

     4.4 On the Closing Date, AMIT shall deliver to MAE GP cash or a certified or bank cashier's check in the amount of the Purchase Price, representing payment in full for the Shares, and MAE GP shall deliver to AMIT the original certificate or certificates representing the Shares, together with stock assignment separate from certificate(s), duly endorsed (with signatures guaranteed, if requested by AMIT), in form and substance reasonably satisfactory to AMIT.

5.   Covenants, Representations and Warranties.
     -----------------------------------------

     5.1 Concurrently with the execution of this Option Agreement, MAE GP shall deliver to AMIT an irrevocable voting proxy (which proxy shall be coupled with an interest) with regard to the Shares, executed by MAE GP, which proxy shall be in the form attached hereto as Exhibit "A" (the "Proxy"). Pursuant to the terms of the Proxy, MAE GP shall transfer to AMIT any and all voting rights with respect to the Shares with regard to any and all shareholder voting


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which may occur relating to issues within the scope of the Proxy (the "Proxy
Issues"); provided, however, that AMIT must vote the Shares on Proxy Issues in accordance with the vote of the majority of AMIT Class A Shares voting with regard to any particular Proxy Issue, such majority to be determined without consideration of the votes of "Excess Class A Shares" as defined in Paragraph
6.13 of AMIT's Declaration of Trust dated September 1, 1988.

     5.2 MAE GP hereby waives any dividends ("Waived Dividends") from earnings paid or declared by AMIT with respect to the Shares, and any capital distributions ("Waived Distributions") paid or declared by AMIT with respect to the Shares, during the period commencing with the date hereof and continuing through the Option Exercise Date, or the Closing Date if AMIT elects to exercise the Option (the "Option Period"); provided that, if AMIT fails to exercise the Option by the Option Exercise Date, AMIT shall pay or distribute (as applicable) to MAE GP, immediately after the Option Exercise Date, all Waived Dividends and Waived Distributions, with interest on fourteen percent (14%) of any cash Waived Dividends and cash Waived Distributions at the rate of 8.6% per annum from the date such dividend or distribution would have been distributed by AMIT to MAE GP but for this waiver.

     5.3 Concurrently with the execution of this Option Agreement, MAE GP shall deliver to AMIT all outstanding certificates representing the Shares so that such certificates can be endorsed with the following legend:


           SALE, ASSIGNMENT, TRANSFER OR HYPOTHECATION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE PROVISIONS OF AN OPTION AGREEMENT BETWEEN MAE GP CORPORATION AND ANGELES MORTGAGE INVESTMENT TRUST DATED AS OF APRIL 14, 1995, A COPY OF WHICH MAY BE INSPECTED AT AMIT'S PRINCIPAL OFFICE, AND ALL OF


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           THE PROVISIONS OF WHICH ARE INCORPORATED BY REFERENCE IN THIS
           CERTIFICATE.


Such legend shall be conspicuously endorsed by AMIT on the face of each certificate representing the Shares, and then promptly returned to MAE GP. During the Option Period, if MAE GP purchases Additional Shares, immediately thereafter MAE GP shall deliver to AMIT the share certificates representing such Additional Shares so that such certificates can be endorsed with the legend set forth above and promptly returned to MAE GP. A copy of this Option Agreement shall be delivered by AMIT to AMIT's secretary, who shall show a copy of this Option Agreement to any person making proper inquiry about it.

     5.4 MAE GP hereby represents and warrants to AMIT as follows:


          (a) MAE GP is the owner of 1,675,113 issued and outstanding AMIT Class B Shares. MAE GP owns such shares, i.e., the Initial Shares, free and clear of any liens, encumbrances, charges, agreements and restrictions, except for the restrictions imposed by this Option Agreement, and as otherwise disclosed in writing on the Initial Shares, and MAE GP shall maintain the Initial Shares free and clear of any liens, encumbrances, charges, agreements and restrictions, except for the restrictions imposed by this Option Agreement, and as otherwise disclosed in writing on the Initial Shares, until the Option Exercise Date, or the Closing Date if AMIT exercises the Option.

          (b) To the extent MAE GP acquires Additional Shares, MAE GP shall own and hold the Additional Shares free and clear of any liens, encumbrances, charges, agreements and restrictions, except for the restrictions imposed by this Option Agreement, and as otherwise


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     disclosed in writing on the Additional Shares, until the Option
     Exercise Date, or the Closing Date if AMIT exercises the Option.

          (c) MAE GP has or shall have the full power to transfer the Shares to AMIT as of the Closing Date, in accordance with the terms hereof, without obtaining the consent or approval of any person, entity or governmental authority.

          (d) MAE GP has not, voluntarily or by operation of law, assigned, transferred, hypothecated or otherwise conveyed all or any portion of the Shares, and shall not, voluntarily or by operation of law, assign, transfer, hypothecate or otherwise convey all or any portion of the Shares.

          (e) Upon the due and valid execution and delivery of this Option Agreement, this Option Agreement shall be binding upon MAE GP in accordance with its terms.

     5.5 AMIT hereby represents and warrants to MAE GP that upon the due and valid execution and delivery of this Option Agreement, this option Agreement shall be binding upon AMIT in accordance with its terms.

6.   Issuance of New Shares.
     ----------------------

     6.1 If AMIT issues Class A Shares in addition to the AMIT Class A Shares currently issued and outstanding during the Option Period, MAE GP shall have the right to purchase Additional Shares in a sufficient amount such that MAE GP may maintain the current ratio of two (2) AMIT Class A Shares issued and outstanding for each AMIT Class B Share which is issued and outstanding. MAE GP may purchase the Additional Shares from AMIT at a purchase price per share equal to 1/99th of the sale price of each AMIT Class A Share. Nothing in this


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paragraph is intended to limit MAE GP's right to receive Additional Shares under Paragraph 6.1 of AMIT's Declaration of Trust dated September l, 1988, or applicable law.

     6.2 AMIT shall deliver written notice to MAE GP prior to or concurrently with its issuance of AMIT Class A Shares in addition to the AMIT Class A Shares currently issued and outstanding, which notice shall specify the per share selling price for each AMIT Class A Share. MAE GP shall have ten (10) business days following its receipt of such notice to elect to purchase Additional Shares, and shall exercise its election to purchase the Additional Shares by delivery of written notice thereof to AMIT, together with cash or a certified or bank cashier's check in the amount of the purchase price for the Additional Shares (the "Purchase Notice"). Within ten (10) business days following AMIT's receipt of the Purchase Notice, AMIT shall deliver to MAE GP a certificate or certificates representing the Additional Shares.

7.   Definition.
     ----------

     The term "deliver" as used in this Option Agreement shall mean and refer to personal delivery, except with respect to Section 4.2, in which case "delivery" shall mean and refer to personal delivery, facsimile transmission or United States mail.

8.   Miscellaneous.
     -------------

     8.1 This Option Agreement is made under and shall be construed, governed and enforced in accordance with the laws of the State of California.

     8.2 This Option Agreement shall be binding upon and inure to the benefit of the heirs, administrators, executives, representatives, successors, agents and assigns of each of the parties hereto.


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     8.3 If any portion of this Option Agreement shall be held illegal, unenforceable, void or voidable by any court having jurisdiction over the subject matter hereof, each of the remaining terms hereof shall nevertheless remain in full force and effect to the full extent permitted by law.

     8.4 This Option Agreement may be executed in any number of counterparts, each of which shall be deemed the original, but all of which, when taken together, shall constitute one and the same instrument.

     8.5 In the event of any action based upon a failure to perform any obligation under this Option Agreement, or to enforce the provisions of this Option Agreement, the prevailing party in such action will be entitled to recover its reasonable attorneys' fees and costs from the non-prevailing party.

     8.6 In addition to attorneys' fees and costs provided for in Section 8.5 hereof, the parties agree that if any dispute between the parties results in a judgment in favor of either party, the prevailing party will be entitled to recover from the other all attorneys' fees and costs incurred by it in enforcing such judgment. This provision is intended to be severable from any other provision of this Option Agreement, and is not to be deemed merged in the judgment.

     IN WITNESS WHEREOF, this Option Agreement has been executed by the parties on the date and at the place set forth opposite their respective signatures below.

                                     "MAE GP"

                                     MAE GP Corporation, a Delaware corporation


Dated:  April 14, 1995               By:
                                        ----------------------------------------

                                     Its:
                                        ----------------------------------------


                                     "AMIT"

                                     Angeles Mortgage Investment Trust, a
                                     California business trust


Dated:  April 14, 1995               By:
                                        ----------------------------------------

                                     Its:
                                        ----------------------------------------

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